SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 25, 2004


                         GLAS-AIRE INDUSTRIES GROUP LTD.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


         Nevada                          1-14244                  84-1214736
         ------                          -------                  ----------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


               7791 Alderbridge Way, Richmond, B.C. Canada V6X 2A4
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 604-207-0221


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

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Item 3. Bankruptcy or Receivership
----------------------------------

     On March 24, 2004, the Supreme Court of British Columbia (Case No. L040758) appointed KPGM, Inc. as receiver over all the right, title and interest of Glas-Aire Industries Ltd., the wholly owned subsidiary of Glas-Aire Industries Group, Ltd. (the "Corporation"), property, assets and undertakings. The Corporation made assignment into Bankruptcy. The Corporation was in default of certain financial ratios in its banking facilities agreement with HSBC and was indebted to HSBC Bank for approximately $2.7 million (Canadian). The Corporation had entered into forbearance agreements with HSBC while it attempted to restructure its debt; however the forbearance agreement expired on March 23, 2004 and HSBC called the loans into default. HSBC has security on the Corporation's assets, however the assets are expected to yield significantly less than the Corporation's debt and it is expected that no recovery is likely for the Corporation's unsecured creditors.

     Craig Grossman, President and Chief Executive Officer of the Corporation resigned as the sole officer and director of Glas-Aire Industries Ltd. effective March 22, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              REGISTRANT:

Date:  March 29, 2004                         GLAS-AIRE INDUSTRIES GROUP LTD.



                                              By: /s/ Craig Grossman
                                              ----------------------
                                              Craig Grossman